UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2020

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	ALSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Effective May 7, 2020, the Board of Directors (the “Board”) of Allison Transmission Holdings, Inc. (the “Company”) approved and adopted amendments to the existing Bylaws of the Company (as so amended, the “Bylaws”).

The amendments revise the advance notice disclosure requirements contained in the Bylaws to require the stockholder proposing business or nominating directors to provide additional information about the stockholder’s ownership of securities in the Company (including ownership of derivative securities) and material litigation, relationships and interests in material agreements with or involving the Company. Further, the Bylaws require the stockholder to provide additional information regarding any candidate the stockholder proposes to nominate for election as a director, including all information with respect to such nominee that would be required to be set forth in a stockholder’s notice if such nominee were a stockholder delivering such notice and a description of any direct or indirect material interest in any material contract or agreement between or among the nominating stockholder and each nominee or his or her respective associates. Additionally, the Bylaws require any candidate for the Board, whether nominated by a stockholder or the Board, to provide certain background information and representations regarding disclosure of voting or compensation arrangements, compliance with the Company’s policies and guidelines and intent to serve the entire term. The Bylaws also require all disclosures be supplemented as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting. The amendments also include certain modernizing enhancements to the Bylaws.

The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 6, 2020, the Company held its annual meeting of stockholders. At the meeting, stockholders took the following actions:

•	elected ten directors for one-year terms ending at the 2021 annual meeting of stockholders (Proposal 1);

•	ratified the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for 2020 (Proposal 2); and

•	approved, in an advisory, non-binding vote, the compensation paid to the Company’s named executive officers (Proposal 3).

The vote tabulation for each proposal follows:

Proposal 1 – Election of Directors.

Nominees	For	AGAINST	ABSTAIN
Judy L. Altmaier	101,486,122	86,111	20,722
Stan A. Askren	101,413,252	163,571	16,132
Lawrence E. Dewey	100,913,698	663,129	16,128
David C. Everitt	84,359,696	17,217,226	16,033
Alvaro Garcia-Tunon	101,399,586	177,524	15,845
David S. Graziosi	101,451,797	125,166	15,992
Carolann I. Haznedar	101,439,200	132,882	20,873
Richard P. Lavin	101,274,577	302,260	16,118
Thomas W. Rabaut	98,716,648	2,860,073	16,234
Richard V. Reynolds	101,169,063	407,658	16,234

Proposal 2 – Ratification of Appointment of PwC.

For	Against	Abstain
106,055,476	1,137,707	19,224

Proposal 3 – Advisory Vote on Executive Compensation.

FOR	AGAINST	ABSTAIN
91,318,922	10,153,280	120,753

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Sixth Amended and Restated Bylaws of Allison Transmission Holdings, Inc., a Delaware Corporation (as Approved and Adopted by Board Resolution May 7, 2020)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.

Date: May 11, 2020

	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary